UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 27, 2025, Jaguar Health, Inc. (the “Company”) sold and issued to Iliad Research and Trading, L.P. (“Iliad”) an aggregate of 170 shares of Series M Perpetual Preferred Stock (the “Series M Preferred Stock”) of the Company in a privately negotiated exchange transaction.

On December 9, 2025, the Company entered into a privately negotiated exchange agreement with Iliad (the “First Exchange Agreement”), pursuant to which the Company issued (i) 400,000 shares (the “First Exchange Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) and (ii) a pre-funded common stock purchase warrant to purchase 1,304,545 shares of Common Stock (the “First Pre-Funded Warrant”) to Iliad in exchange for 75 shares of Series M Preferred Stock held by Iliad (the “First Exchange Transaction”). Upon completion of the First Exchange Transaction, such 75 shares of Series M Preferred Stock were cancelled and retired.

On December 11, 2025, the Company entered into another privately negotiated exchange agreement with Iliad (the “Second Exchange Agreement” and together with the First Exchange Agreement, collectively the “Exchange Agreements”), pursuant to which the Company issued (i) 40,000 shares of Common Stock (the “Second Exchange Shares” and together with the First Exchange Shares, collectively the “Exchange Shares”) and (ii) a pre-funded common stock purchase warrant to purchase 304,827 shares of Common Stock (the “Second Pre-Funded Warrant” and together with the First Pre-Funded Warrant, collectively the “Pre-Funded Warrants”) to Iliad in exchange for 16 shares of Series M Preferred Stock held by Iliad (the “Second Exchange Transaction”). Upon completion of the Second Exchange Transaction, such 16 shares of Series M Preferred Stock were cancelled and retired.

Each of the Exchange Agreements includes representations, warranties, and covenants customary for transactions of this type.

Each of the Pre-Funded Warrants is exercisablein part or in full immediately at an exercise price of $0.001 per share, and may be exercised at any time until such Pre-Funded Warrant is exercised in full. The Pre-Funded Warrants provide that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of Common Stock beneficially owned by the holder, together with its affiliates and certain related parties,does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

The foregoing description of the Pre-Funded Warrants and the Exchange Agreements does not purport to be complete and issubject to, and qualified in its entirety by the First Pre-Funded Warrant, the Second Pre-Funded Warrant, the First Exchange Agreement and the Second Exchange Agreement, copies of which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Exchange Shares and the Pre-Funded Warrants were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	First Pre-Funded Warrant, dated December 9, 2025.
4.2	Second Pre-Funded Warrant, dated December 11, 2025.
10.1	First Exchange Agreement, dated December 9, 2025, by and between Jaguar Health Inc. and Iliad Research and Trading, L.P.
10.2	Second Exchange Agreement, dated December 11, 2025, by and between Jaguar Health Inc. and Iliad Research and Trading, L.P.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jaguar Health, Inc

Date:	December 12, 2025	By:	/s/ Lisa A. Conte
Lisa A. Conte President and CEO